                                                                    Exhibit 21.1

                                   Sauer Inc.
                              Legal Entity Listing
                                 December 1997

Sauer Inc.                                           U.S. Corporation         Holding Company

     Sauer-Sundstrand Company                        U.S. Corporation         Manufacturing

          SUSA Holding Of LaSalle County, Inc.       U.S. Corporation         Real Property Holding
          SUSA Holding Of Story County, Inc.         U.S. Corporation         Real Property Holding
          SUSA Holding Of Stephenson County, Inc.    U.S. Corporation         Real Property Holding

          Control Concepts, Inc.                     U.S. Corporation         Manufacturing

          Hydro-Gear Inc.                            U.S. Corporation         Holding Company/
                                                                              General Partner
               Hydro-Gear
               Limited Partnership                   U.S. Partnership         Manufacturing


          Sauer-Sundstrand SpA                       Italy Corporation        Manufacturing

          Sauer-Sundstrand Ltd.                      U.K. Corporation         Manufacturing

               Sauer-Sundstrand GB Ltd.              U.K. Corporation         Inactive


     Sauer-Sundstrand GmhH & Co.                     Germany Partnership      Manufacturing

          Sauer-Sundstrand Benelux BV                Netherlands Corporation  Sales Company
          Sauer-Sundstrand Benelux NV                Belgium Corporation      Sales Company
          Sauer-Sundstrand Iberica SA                Spain Corporation        Sales Company
          Sauer-Sundstrand Hydraulique SA            France Corporation       Sales Company
          Sauer-Sundstrand Svenska AB                Sweden Corporation       Sales Company
          Sauer-Sundstrand Gesellschaft mbH          Austria Corporation      Sales Company-Inactive
          Sauer-Sundstrand Slowakel s.r.o            Slovakia Corporation     Sales Company
          Sauer Informatik GmbH                      Germany Corporation      Information Services
          Sauer Bibus GmbH                           Germany Corporation      Sales Company

     Sauer-Sundstrand GmbH                           Germany Corporation      Holding Company/
                                                                              Management
          Sauer Mechanika a.s.                       Slovakia Corporation     Manufacturing
          Sauer Hydraulika a.s.                      Slovakia Corporation     Manufacturing
          Sauer-Sundstrand Hydratec GmbH             Germany Corporation      Sales Company-Inactive
          Sauer ZTS                                  Slovakia Corporation     Manufacturing

     Sauer Shanghai Hydrostatic
     Transmission Co. Ltd.                           China Corporation        Manufacturing